UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2007

Argon ST, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-08193	38-1873250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12701 Fair Lakes Circle, Suite 800, Fairfax, Virginia		22033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-322-0881

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2007, the Board of Directors of Argon ST, Inc. (the "Company") appointed Aaron Daniels, 45, to the position of principal accounting officer. Mr. Daniels is the Company’s Chief Accounting Officer and has served in this position since joining the Company in August 2006. Prior to joining the Company, Mr. Daniels was employed by Inphonic, Inc. where he served in a number of senior financial positions, most recently as Senior Vice-President, Corporate Treasurer.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2007, the Board of Directors amended the Company's Amended and Restated Bylaws to require directors to be elected by majority vote. Under the Bylaw amendment, each director in an uncontested election will be elected by a majority, rather than a plurality, of the votes cast in the voting for that director. Any director who receives less than a majority of the votes cast in the voting for that director must submit his or her resignation to the Board. The Board will take action to accept or reject the resignation and publicly disclose its decision and rationale behind it within 90 days of the certification of the election results. The Company’s press release, dated March 6, 2007, is attached as Exhibit 99.1. A copy of the Amended and Restated By-laws of the Company are filed as Exhibit 3.2 to this Form 8-K.

Item 8.01 Other Events.

On February 28, 2007, the Company held its Annual Meeting of Stockholders. The results of the items voted upon is attached as exhibit 99.2

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

(d) Exhibits

Exhibit Number Description
3.2 Amended and Restated By-laws of the Company.

99.1 Press Release, dated March 6, 2007, issued by Argon ST, Inc.

99.2 Results of stockholders voting, February 28, 2007 Stockholders meeting

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argon ST, Inc.

March 6, 2006	By:	Victor F. Sellier

Name: Victor F. Sellier
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated By-laws of the Company.
99.1	Press Release, dated March 6, 2007, issued by Argon ST, Inc.
99.2	Results of stockholders voting, February 28, 2007 Stockholders meeting